CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated April 22, 1994, accompanying the consolidated financial statements and schedules included in the Annual Report of Countrywide Credit Industries, Inc. on Form 10-K for the year ended February 28, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statements of Countrywide Credit Industries, Inc. on Form S-3 (File No. 33-19708, effective January 26, 1988; File No. 33-29941, effective July 25, 1989; File No. 33-44194(-1), effective November 27, 1991; File No. 33-45174, effective February 6, 1992; File No. 33-53048, effective October 9, 1992) and on Form S-8 (File No. 33-9231, effective October 20, 1986, as amended on February 19, 1987; File No. 33-17271, effective October 6, 1987; File No. 33-42625, effective September 6, 1991; File No. 33-56168, effective December 22, 1992; and File No. 33-69498, effective September 28,
1993).






Los Angeles, California
April 22, 1994












                           Exhibit 24.1